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23.1   Consent of Lane, Gorman, and Trubitt L.L.P.




     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, dated July 7, 1997, with respect to the consolidated financial statements of Camelot Corporation, incorporated by reference in the Annual Report on Form 10-K and the schedules included in this Annual Report on Form 10-K for the years ended April 30, 1997, 1996 and 1995 and to the reference to our Firm under the heading "Experts" in such Registration Statement.


Lane Gorman and Trubitt, LLP
Dallas, Texas
November 19, 1997